CONTRATO DE PRENDA (ESTE CONTRATO "CONTRATO") DE FECHA ____ DE NOVIEMBRE DE 2009, QUE CELEBRAN U.S. PRECIOUS METALS DE MÉXICO, S.A. DE C.V., REPRESENTADA EN ESTE ACTO POR SU REPRESENTANTE LEGAL, EL SEÑOR DAVID WAYNE BURNEY (EN LO SUCESIVO EL "DEUDOR PRENDARIO"), Y DUANE MORRIS LLP, UNA SOCIEDAD DE RESPONSABILIDAD LIMITADA DEL ESTADO DE DELAWARE, ESTADOS UNIDOS DE AMÉRICA, REPRESENTADA EN ESTE ACTO POR SU REPRESENTANTE LEGAL, KELI B. ISAACSON (EN LO SUCESIVO EL "ACREEDOR PRENDARIO"), DE CONFORMIDAD CON LOS SIGUIENTES ANTECEDENTES, DECLARACIONES Y CLÁUSULAS:

ANTECEDENTES

CONSIDERANDO QUE, el Deudor Prendario, junto con su accionista mayoritario U.S. Precious Metals, Inc., una sociedad de Delaware, Estados Unidos de América (el "Accionista" y, junto con el Deudor Prendario, las "Compañías" y cada uno la "Compañía"), previamente solicitaron y obtuvieron del Acreedor Prendario asesoría legal y servicios relacionados, incluyendo sin limitación alguna, asesoría legal y servicios relacionados sobre regulación, títulos y valores, varias transacciones financieras y asesoría general corporativa (conjuntamente, la "Representación");

CONSIDERANDO QUE, a la fecha del presente Contrato, las Compañías adeudan al Acreedor Prendario la cantidad de US$1,297,678.39 (Un Millón Doscientos Noventa y Siete Mil Seiscientos Setenta y Ocho Dólares 39/100, moneda de curso legal en los Estados Unidos de América) (el "Adeudo Existente") por la prestación de asesoría legal y servicios relacionados y gastos no pagados al Acreedor Prendario en relación con la Representación;

CONSIDERANDO QUE, las Compañías han solicitado al Acreedor Prendario ciertos acuerdos financieros respecto al pago del Adeudo Existente y a efecto de que el Acreedor Prendario continúe prestando sus servicios profesionales a las Compañías en relación con la Representación (la "Representación Continua");

CONSIDERANDO QUE, las Compañías acuerdan, conjunta y separadamente, pagar al Acreedor Prendario por cualesquier servicios profesionales prestados en relación con la Representación Continua inmediatamente después de recibir el recibo correspondiente a dicha Representación Continua y que todas aquellas cantidades, y todo interés causado y adeudado al Acreedor Prendario y cualesquier otros costos u honorarios causados bajo los términos de la Representación constituirán un adeudo adicional de las Compañías en favor del Acreedor Prendario y dicho adeudo adicional será garantizado de conformidad con los términos de este Contrato (dicho adeudo adicional junto con el Adeudo Existente, el "Adeudo"); y

CONSIDERANDO QUE, a efecto de garantizar y asegurar el pago del Adeudo, el Deudor Prendario desea otorgar una prenda en primer lugar y grado de prelación en favor del Acreedor Prendario sobre los títulos de concesión minera de los cuales es titular el Deudor Prendario y que se describen en el Anexo A del presente Contrato, así como sobre cualesquier otros títulos de concesión minera que el Deudor Prendario adquiera en un futuro y todos los

productos y derechos de toda clase del Deudor Prendario derivados de o relacionados con todos los títulos de concesión minera de los cuales el Deudor Prendario sea o llegare a ser titular (conjuntamente, los "Títulos Mineros").

DECLARACIONES

I. El Deudor Prendario declara en este acto, a través de su representante legal, que:

a) Es una sociedad mercantil debidamente constituida y existente de conformidad con las leyes de los Estados Unidos Mexicanos, según consta en la escritura pública No. 15,970 otorgada el 5 de marzo de 2003, ante la fe de la Licenciada María Guadalupe Pérez Palomino, notario público No. 91 del Distrito Federal, cuyo primer testimonio quedó inscrito ante el Registro Público de Comercio del Distrito Federal el 26 de junio de 2003, bajo el folio mercantil 306,255.

b) Su representante legal cuenta con todas las facultades necesarias para obligarse en los términos del presente Convenio Modificatorio y que dichas facultades no le han sido limitadas, modificadas o revocadas en forma alguna, de conformidad con la escritura pública No. 103,172 otorgada el 24 de marzo de 2009, ante la fe del Licenciado Javier Arce Gargollo, Notario No. 74 del Distrito Federal, cuyo primer testimonio quedó inscrito ante el Registro Público de Comercio del Distrito Federal el 6 de abril de 2009, bajo el folio mercantil 306,255.

c) Es el único titular de los Títulos Mineros, los cuales se encuentran libres de todo gravamen y limitación de dominio y transmisión.

d) La celebración del presente Contrato por parte del Deudor Prendario y la constitución de la prenda objeto del mismo no violan, ni están en conflicto con, ni resultan en algún incumplimiento de conformidad con (i) sus estatutos sociales; (ii) algún otro contrato, compromiso u obligación del cual el Deudor Prendario sea parte o en virtud del cual el Deudor Prendario o sus propiedades o activos se encuentren sujetos; o (iii) cualquier orden, reglamento, regla, embargo, decreto, juicio, estatuto, ley o sentencia de cualquier autoridad gubernamental aplicable al Deudor Prendario o a los Títulos Mineros.

e) No requiere obtener consentimiento o aprobación de terceros o autoridades gubernamentales para (i) la celebración, otorgamiento, entrega, ejecución o cumplimiento de este Contrato; (ii) la creación de un gravamen sobre los Títulos Mineros; ni (iii) el cumplimiento de sus obligaciones bajo el presente Contrato.

f) A efecto de garantizar y asegurar el pago del Adeudo, ha convenido en otorgar en este acto en favor del Acreedor Prendario una prenda en primer lugar y grado de prelación sobre los Títulos Mineros bajo los términos de este Contrato.

II. Declara el Acreedor Prendario en este acto, a través de su representante legal, que:

a) Es una sociedad de responsabilidad limitada constituida y existente de conformidad con las leyes del Estado de Delaware, Estados Unidos de América.

b) Su representante legal cuenta con todas las facultades necesarias para obligarse en los términos del presente Contrato y que dichas facultades no le han sido limitadas, modificadas o revocadas en forma alguna.

c) Es su intención celebrar este Contrato y aceptar el gravamen en primer lugar y grado de prelación constituido en este acto sobre los Títulos Mineros como garantía del pago del Adeudo por parte del Deudor Prendario.

En virtud de los antecedentes y declaraciones que anteceden, las partes convienen en sujetarse a las siguientes:

CLÁUSULAS

PRIMERA. Reconocimiento de Adeudo. El Deudor Prendario reconoce, afirma y acuerda en este acto que (i) recibe beneficios directos e indirectos de la asesoría legal y servicios relacionados proporcionados por el Acreedor Prendario al Accionista, (ii) toda asesoría legal y servicios relacionados proporcionados por el Acreedor Prendario al Deudor Prendario y al Accionista fueron proporcionados en beneficio de ambas Compañías, (iii) el Adeudo Existente es debidamente adeudado y pagadero al Acreedor Prendario por ambas Compañías, conjunta y separadamente, (iv) el Adeudo Existente ha sido documentado por el Acreedor Prendario mediante recibos emitidos al Accionista, los cuales no han sido pagados (respecto al Adeudo Existente) o de otra manera ajustados a la fecha del presente Contrato, y (v) cualquier Adeudo adicional incurrido será pagadero al Acreedor Prendario por ambas Compañías, conjunta y separadamente.

SEGUNDA. Prenda. Como aseguramiento y garantía de pago del Adeudo y de conformidad con lo previsto en los artículos 354 y 355 de la Ley General de Títulos y Operaciones de Crédito (la "Ley de Títulos"), el Deudor Prendario en este acto otorga en favor del Acreedor Prendario una prenda en primer lugar y grado de prelación sobre los Títulos Mineros.

De conformidad con lo establecido en los artículos 365, 366 y 376 de la Ley de Títulos y lo establecido en el artículo 46 de la Ley Minera, en este acto el Deudor Prendario se obliga a llevar a cabo todos los actos que sean necesarios o convenientes a efecto que el Deudor Prendario o el Acreedor Prendario, o sus respectivos representantes, inscriban el presente Contrato en el Registro Público de Minería. El Deudor Prendario pagará (o reembolsará al Acreedor Prendario, en su caso) los derechos de registro, impuestos, honorarios y gastos notariales relacionados con dicha inscripción.

TERCERA. Posesión de los Títulos Mineros. El Deudor Prendario mantendrá la posesión material de los Títulos Mineros y ejercerá todos los derechos derivados de los mismos sólo en el curso ordinario de sus actividades sujeto a los términos y condiciones de

este Contrato, y será responsable por cualquier pérdida, cancelación o revocación de los Títulos Mineros, debiendo notificar por escrito al Acreedor Prendario de cualquier pérdida, cancelación o revocación de los Títulos Mineros. Asimismo, el Deudor Prendario llevará a cabo el pago de cualesquier derechos, impuestos u otras obligaciones que sean necesarios a efecto de mantener válidos y vigentes los Títulos Mineros de conformidad con la Ley Minera y disposiciones aplicables. Todos los títulos, bienes o derechos que reemplacen o sustituyan a los Títulos Mineros formarán parte de los Títulos Mineros y quedaran pignorados en los términos de la prenda otorgada mediante este Contrato.

CUARTA. **Obligaciones del Deudor Prendario.** Mientras el Adeudo no sea liquidado y la Representación Continua continúe, el Deudor Prendario se obliga a:

a) No vender, ceder, permutar, pignorar, gravar o transferir de cualquier otra manera, total o parcialmente, la titularidad y derechos de los Títulos Mineros, sin el consentimiento previo y por escrito del acreedor Prendario;

b) No cancelar o revocar o permitir la cancelación o revocación de todo o parte de los Títulos Mineros, sin el consentimiento previo y por escrito del acreedor Prendario;

c) Realizar el pago de todos los derechos, impuestos, cuotas y otras obligaciones que sean necesarios a efecto de mantener la validez y vigencia de los Títulos Mineros de conformidad con la Ley Minera y disposiciones aplicables;

d) Entregar al Acreedor Prendario toda la información relativa a los Títulos Mineros que el Acreedor Prendario solicite en el futuro, y permitir que el Acreedor Prendario y las personas que éste designe, inspeccionen, auditen y realicen fotocopias y extractos de todos los registros y todos aquellos otros documentos que posea el Deudor Prendario respecto de los Títulos Mineros, así como entregar copias certificadas de dichos registros y documentos en caso de ser solicitados por el Acreedor Prendario; y

e) Celebrar y entregar aquellos instrumentos y documentos posteriores, y llevar a cabo los actos que sean necesarios o convenientes, o que el Acreedor Prendario pueda solicitar de manera razonable, a efecto de perfeccionar y proteger el gravamen que se constituyen por medio de este Contrato, o para permitir que el Acreedor Prendario ejercite sus derechos y recursos de conformidad con este Contrato.

En caso de que el Deudor Prendario gravara o transmitiera, o intentara gravar o transmitir, total o parcialmente, la titularidad y derechos de los Títulos Mineros en contravención a lo establecido en esta cláusula, dicha transmisión o gravamen será nula y no surtirá efecto legal alguno.

QUINTA. **Vigencia de la Prenda.** La prenda constituida mediante el presente Contrato no podrá ser cancelada o reducida hasta que el Adeudo sea pagado en su totalidad al Acreedor Prendario y la Representación Continua haya terminado permanentemente. Lo anterior será obligatorio, sin perjuicio de que (a) el Deudor Prendario en este momento o en

un futuro garantice total o parcialmente el Adeudo por medio de otras prendas o por medio de cualquier otra forma de garantía, y (b) el Adeudo sea pagado parcialmente al Acreedor Prendario en nombre del Deudor Prendario. Asimismo, las partes convienen que los Títulos Mineros aseguran y garantizan en su totalidad el Adeudo, por lo tanto, el Deudor Prendario no tendrá el derecho de solicitar la disminución de los Títulos Mineros en virtud de cualquier pago parcial efectuado a efecto de liquidar el Adeudo. El Deudor Prendario renuncia expresamente a cualquier derecho que pudiere asistirle bajo el artículo 349 de la Ley de Títulos.

Una vez que el Adeudo sea pagado en su totalidad al Acreedor Prendario y la Representación Continua haya terminado permanentemente, la liberación de la prenda sobre los Títulos Mineros se hará sin recurso, garantía o representación alguna del Acreedor Prendario y se realizará por el Acreedor Prendario a costa del Deudor Prendario.

SEXTA. **Incumplimiento y Ejecución.** En caso de incumplimiento del Deudor Prendario de cualquiera de las obligaciones establecidas en el presente Contrato, el Acreedor Prendario podrá ejecutar, con cargo al Deudor Prendario de todos los costos y gastos (incluyendo sin limitación alguna, todos los honorarios y gastos legales incurridos por el Acreedor Prendario), la prenda que se constituye mediante este Contrato, de conformidad con los procedimientos aplicables establecidos en el Código de Comercio. Para dichos efectos, el Acreedor Prendario designará a la persona física de nacionalidad mexicana o sociedad constituida conforme a las leyes mexicanas a la que deban ser transmitidos los Títulos Mineros a efecto de dar cumplimiento a lo dispuesto por los artículos 10 y 11 de la Ley Minera.

SÉPTIMA. **Indemnización.** El Deudor Prendario se obliga a indemnizar y mantener al Acreedor Prendario y a sus beneficiarios, cesionarios, socios, directores, funcionarios, empleados, agentes y representantes (en lo sucesivo, los "Indemnizados"), libres y a salvo de cualquier responsabilidad, obligación, pérdida, daño, pena, reclamo, acción, demanda, sentencia, orden, costos y gastos de cualquier naturaleza (incluyendo gastos y honorarios legales razonables) incurridos o impuestos a cualquiera de los Indemnizados de cualquier forma relacionados o a causa de la celebración, ejecución o cumplimiento de este Contrato, o que de cualquier otra forma se relacionen con la ejecución de cualquiera de los términos de este Contrato o la preservación de los derechos bajo este Contrato, en el entendido, sin embargo, que ningún Indemnizado será indemnizado de conformidad con esta cláusula por los gastos, pérdidas, daños o responsabilidades causados por la negligencia grave, mala fe o dolo de dicho Indemnizado. El Deudor Prendario conviene que una vez que reciba una notificación por escrito de cualquier Indemnizado sobre el acontecimiento de una responsabilidad, obligación, pérdida, daño, pena, reclamo, acción, demanda, sentencia, orden, costos o gastos, el Deudor Prendario deberá asumir toda la responsabilidad para la defensa de la misma bajo su propio costo. Cada Indemnizado conviene en realizar sus mejores esfuerzos para notificar oportunamente al Deudor Prendario de cada acontecimiento sobre el cual el Indemnizado tenga conocimiento.

El Deudor Prendario se obliga a pagar o reembolsar al Acreedor Prendario todos los honorarios, costos y gastos razonables incurridos por el Acreedor Prendario en relación con la creación y protección de la prenda creada mediante el presente Contrato, incluyendo sin limitación alguna, todos los honorarios y gastos legales. Todos los montos pagados por

cualquier Indemnizado conforme a los cuales el Indemnizado tenga un derecho de reembolso constituirán parte del Adeudo que serán garantizados y asegurados por los Títulos Mineros.

OCTAVA. **Impuestos.** Las partes convienen expresamente que todos los impuestos, derechos y demás obligaciones de carácter fiscal que como consecuencia de este Contrato, establezcan o impongan las disposiciones fiscales aplicables, serán cubiertos únicamente por el Deudor Prendario y en caso de que las disposiciones fiscales aplicables los establezcan o impongan a cargo del Acreedor Prendario, el Deudor Prendario deberá reembolsar al Acreedor Prendario por los mismos, constituyendo dicho reembolso parte del Adeudo garantizado y asegurado por los Títulos Mineros bajo el presente Contrato.

NOVENA. **Notificaciones.** Las partes acuerdan que cualquier notificación, requerimiento o cualquier otra comunicación realizada entre ellas en relación con el presente Contrato deberá ser realizada por escrito, y deberá ser entregada personalmente o por medio de correo registrado o certificado (porte pagado) o mensajería internacional especializada o por correo electrónico (confirmando por escrito su recepción), a las direcciones y números indicados a continuación:

Al Acreedor Prendario:

Duane Morris, LLP
1540 Broadway
New York, NY 10036
Estados Unidos de América
Tel.: 410-949-2912
Email: kbisaacson@duanemorris.com
Attn: Lic. Keli B. Isaacson y/o
Lic. Eduardo Ramos Gómez

Al Deudor Prendario:

U.S. Precious Metals de México
Jacaranda No. 119
Colonia Los Ángeles
Michoacán, Morelia, C.P. 58100
Tel.: 443-343-04-60
Email: dwburney@usprgold.com
Attn: David Wayne Burney

DÉCIMA. **Modificaciones.** El presente Contrato constituye el acuerdo total entre las partes respecto al objeto del mismo y sobresee todas las discusiones, negociaciones y acuerdos anteriores ya sean orales o escritos. Las partes expresamente acuerdan que el presente Contrato no podrá ser modificado en todo o en parte a menos que se haga por escrito y por las partes del presente. No hay otros términos o condiciones expresas o implícitas, escritas u orales entre las partes respecto al objeto de este Contrato.

DÉCIMA PRIMERA. **Encabezados.** Las partes convienen en que los encabezados de cada cláusula del presente Contrato son para efectos de referencia únicamente, y que dichos encabezados no afectarán la interpretación del presente Contrato.

DÉCIMA SEGUNDA. **Ley Aplicable y Jurisdicción.** El presente Contrato se regirá y estará sujeto a las disposiciones aplicables del Código de Comercio y la Ley de Títulos vigentes y para la interpretación y cumplimiento del presente Contrato ambas partes se someten a la jurisdicción de los Tribunales de la Ciudad de México, Distrito Federal, renunciando expresamente a cualquier otra jurisdicción que pudiera corresponderles por razón de sus domicilios presentes o futuros o por cualquier otra razón

KBI

DÉCIMA TERCERA. **Cesión.** El Deudor Prendario no podrá ceder este Contrato o cualquiera de sus derechos u obligaciones bajo el mismo sin el consentimiento previo por escrito del Acreedor Prendario. El Acreedor Prendario podrá libremente ceder este Contrato y/o cualquiera de sus derechos u obligaciones bajo el mismo sin requerir el consentimiento del Deudor Prendario.

DÉCIMA CUARTA. **Renuncia.** Ninguna renuncia de cualquiera de las partes a cualquier disposición del presente Contrato será considerada como renuncia a cualquier otra disposición o a cualquier incumplimiento subsiguiente de dicha disposición o cualquier otra disposición, incluyendo el tiempo de ejecución de dicha disposición. El ejercicio por una parte de cualquier recurso establecido en el presente Contrato o en ley no impedirá el ejercicio por esa parte de cualquier otro recurso establecido en el presente o en ley.

DÉCIMA QUINTA. **Indivisibilidad.** Cualquier disposición del presente Contrato que resulte inválida, ilegal o inexigible en cualquier aspecto en cualquier jurisdicción aplicable, será ineficaz en la medida de dicha invalidez, ilegalidad o inexigibilidad sin invalidar las disposiciones restantes del presente Contrato, y dicha invalidez, ilegalidad o inexigibilidad en cualquier jurisdicción no invalidará dicha disposición en cualquier otra jurisdicción, y este Contrato se interpretará como si dicha invalidez, ilegalidad o inexigibilidad no existiere, pero únicamente conforme al alcance de la misma

DÉCIMA SEXTA. **Tantos.** El presente Contrato se celebra en 2 (dos) o más tantos originales en versiones en inglés y español, cada una de las cuales es y deberá considerarse como un original y las cuales en su conjunto se considerarán un mismo instrumento. En caso de controversia en la interpretación del presente Contrato, la versión en inglés prevalecerá.

DÉCIMA SÉPTIMA. **Incorporación de Antecedentes y Declaraciones.** Los Antecedentes y Declaraciones mencionados en este Contrato son correctos y verdaderos y son incorporados al presente Contrato como si a la letra se insertasen, formando parte integral del mismo.

(Continúa página de firmas)

WBJ

EN VIRTUD DE LO ANTERIOR, las partes debidamente enteradas del contenido y alcance del presente Contrato, lo firman en la fecha mencionada en el preámbulo del mismo.

"ACREEDOR PRENDARIO"

Duane Morris LLP

Por: ______________________
Nombre: Keli B. Isaacson
Cargo: Socia

"DEUDOR PRENDARIO"

U.S. Precious Metals de México, S.A de C.V.

Por: ______________________
Nombre: David Wayne Burney
Cargo: Apoderado

KBd

EN VIRTUD DE LO ANTERIOR, las partes debidamente enteradas del contenido y alcance del presente Contrato, lo firman en la fecha mencionada en el preámbulo del mismo.

"ACREEDOR PRENDARIO"

Duane Morris LLP

Por: ____________________________
Nombre: Keli B. Isaacson
Cargo: Socia

"DEUDOR PRENDARIO"

U.S. Precious Metals de México, S.A de C.V.

Por: ____________________________
Nombre: David Wayne Burney
Cargo: Apoderado

ANEXO A

TÍTULOS DE CONCESIÓN MINERA

	LOTE	HECTÁREAS	TÍTULO	TIPO DE CONCESIÓN	TÉRMINO	UBICACIÓN
1	SOLIDARIDAD	174.5408	220315	EXPLOTACIÓN	JULIO 10, 2053	CARACUARO MICHOACAN
2	SOLIDARIDAD II	2,162.2311	220503	EXPLOTACIÓN	AGOSTO13, 2053	CARACUARO MICHOACAN
3	SOLIDARIDAD II FRACCIÓN A	1.4544	220504	EXPLOTACIÓN	AGOSTO 13,2053	CARACUARO MICHOACAN
4	SOLIDARIDAD II FRACCIÓN B	0.0072	220505	EXPLOTACIÓN	AGOSTO 13,2053	CARACUARO MICHOACAN
5	SOLIDARIDAD III	294.0620	223444	EXPLOTACIÓN	DICIEMBRE 13, 2054	CARACUARO MICHOACAN
6	SOLIDARIDAD 4	149.4244	220612	EXPLOTACIÓN	SEPTIEMBRE 3, 2053	CARACUARO MICHOACAN
7	LA CEIBA	921.3201	223119	EXPLOTACIÓN	OCTUBRE 18, 2054	CARACUARO MICHOACAN
8	LA SABILA	11405	227272	E EXPLOTACIÓN	JUNIO 1, 2056	CARACUARO MICHOACAN